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                                                                     Exhibit 2.2


                          REGISTRATION RIGHTS AGREEMENT


         THIS AGREEMENT is dated as of the 1st day of September, 1998, by and among Monarch Dental Corporation, a Delaware corporation (the "Company"), and the persons listed on Exhibit A hereto (each, a "Holder" and collectively, the "Holders").

         WHEREAS, each Holder has heretofore been a stockholder of Valley Forge Dental Associates, Inc. ("Valley Forge");

         WHEREAS, each Holder has received shares of Common Stock of the Company in a private placement in connection with a merger of a subsidiary of the Company with and into Valley Forge;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby covenant and agree with each other as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "BOARD OF DIRECTORS" means the Board of Directors of the Company.

            "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

            "COMMON STOCK" shall mean Common Stock, par value $.01 per share, of the Company, and any other securities into which or for which any of the securities described above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            "COMPANY" shall refer to the Company and any successor or successors thereto.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.



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            "PERSON" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

            "REGISTRABLE SECURITIES" shall mean (i) any shares of Common Stock held by a Holder and (ii) any other securities issued and issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any securities (a) registered pursuant to the Securities Act, (b) sold to the public pursuant to Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement under the Securities Act or (c) which could then be sold in accordance with Rule 144 under the Securities Act (including in accordance with the limitations described in subsection (e) of Rule 144), measured as of the date of the notice delivered to the Holders by the Company under Section 2.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         2. PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its Common Stock under the Securities Act for sale to the public except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice as contemplated by Section 8(a) at the applicable address of record to each Holder of Registrable Securities as indicated on Exhibit A hereto, or such other address of which any Holder shall notify the Company in writing, of its intention to do so. Upon the written request of any Holders of the Registrable Securities received by the Company within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 2, use commercially reasonable efforts to cause such number of Registrable Securities of said requesting Holders to be registered under the Securities Act and qualified for sale under any state blue sky law in connection with such registration for the period such registration remains effective, such period to be determined by the Company in its sole discretion; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement, or if the Company's Board of Directors otherwise determines in good faith based on the written advice of an investment banker, that the amount to be sold by persons other than the Company (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the offering or the trading market for the Company's Common Stock, the Company may reduce the amount offered for the accounts of Selling Stockholders (including Holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter or the Board. If any limitation of the number of shares of Registrable


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Securities to be registered by the Holders is required pursuant to this Section
2, the number of shares that may be included in the registration on behalf of the Holders shall be allocated among the Holders and the holders of any other contractual incidental registration rights (including, without limitation, the rights of the holders of registration rights under that certain Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement") dated as of August 29, 1996, by and among the Company and the Investors (as defined therein)), in proportion, as nearly as practicable, to their respective holdings of Registrable Securities and other securities for which the holders have contractual registration rights; provided, however, that participating Holders within any Investor Group (as defined in the Stockholders' Agreement and including for purposes of this Agreement, the Holders of a separate Investor Group) shall have the first right to include shares in place of non-participating Holders within such Investor Group before shares are allocated to participating Holders within any other Investor Group.

          In connection with any registration which is an underwritten public offering, the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering, the execution of any underwriting custody and power of attorney agreements reasonably requested by the managing underwriter or the Company and the inclusion of their Registrable Securities in such underwritten public offering to the extent provided herein.

          3. REGISTRATION PROCEDURES.

             (a) If and whenever the Company undertakes pursuant to Section 2 of this Agreement to use its commercially reasonable efforts to effect the registration of any of its securities under the Securities Act, the Company will:

                 (i) furnish to each selling Holder, such reasonable number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling Holder;

                 (ii) promptly notify each selling Holder of Registrable Securities of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, provided that each Holder agrees that, upon receipt of notice from the Company of the happening of any event of the kind described herein, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder's receipt of the copies of the


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supplemented or amended prospectus (which the Company shall furnish promptly to such Holder), and, if so directed by the Company, such Holder will deliver to the Company all copies then in its possession of the prospectus covering such Registrable Securities at the time of receipt of such notice; and

                 (iii) make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions).

             (b) Each Holder agrees in connection with each registration hereunder to provide all information reasonably requested by the Company and take such reasonable action as the Company may reasonably request to facilitate such registration. Each holder further agrees, if requested by the Company and an underwriter of Registrable Securities of the Company in connection with any underwritten public offering of the Company, not to sell or otherwise transfer or dispose of any shares held by it for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act, as such underwriter shall specify reasonably and in good faith, which period shall not be longer than the lock-up period agreed to by the directors and executive officers of the Company in connection with such offering.

          4. EXPENSES. The Company will pay the registration and filing fees, printing expenses and fees and disbursements of counsel and accountants of the Company and expenses of complying with the securities or blue sky laws of any jurisdictions in connection with requests by Holders for registration hereunder. All underwriting fees, commissions or discounts and expenses of any counsel to the Holders shall be paid by the Holders.

          5. INDEMNIFICATION.

             (a) The Company shall indemnify and hold harmless the selling Holder of Registrable Securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller (individually and collectively, the "Indemnified Person") against any losses, claims, damages, liabilities or expenses (collectively, the "liability") to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue


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statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus (provided the Company has complied with its obligations in Section 3(a)(i)) or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

             (b) Each selling Holder of any securities included in such registration being effected shall indemnify and hold harmless each other selling Holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls the Company or such underwriter (individually and collectively also the "Indemnified Person"), against any liability (as defined in Section 5(a)), joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder specifically for use therein; provided, however, that the liability of a selling Holder for indemnification under this Section 5(b) shall not exceed the proceeds received by such selling Holder from its sale of securities under such registration statement.

             (c) If the indemnification provided for in this Section 5 for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other selling Holders and the underwriters in connection with the statements or omissions which resulted in



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such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             The Company, the selling Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling Holder be required to contribute any amount under this Section 5(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such selling Holder or (ii) the proceeds received by such selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

             (d) In the event the Company, any selling Holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 5(a) or (b) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the indemnifying party fails to promptly defend or unless in the reasonable opinion of counsel for the Person claiming indemnification, a conflict exists, in which case the reasonable fees and expenses of such separate counsel shall be borne by the Person against whom indemnification is sought (except that the Company shall only be obligated to bear the reasonable fees and expenses of one such separate counsel for all Holders including shares in any Registration Statement)). In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for


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any settlement of any claim or action effected without the indemnifying Person's prior written consent.

          6. AMENDMENTS. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only with the written consent of the Company and a majority in interest (based on then current holdings of Registrable Securities) of the Holders.

          7. ASSIGNMENT. The registration rights set forth in this Agreement are not assignable by the Holders other than pursuant to the laws of descent and distribution provided that a permitted assignee of such registration rights must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement; provided, however, that each Principal Stockholder (as defined in the Agreement and Plan of Merger dated as of September 1, 1998 by and among the Company, Valley Forge and certain other parties thereto) may assign its registration rights and related obligations with respect to Registrable Securities to such Principal Stockholder's partners (it being understood that no further assignment shall be permitted) in connection with a distribution of such Registrable Securities to such partners if the distribution is accomplished in accordance with the Securities Act, and if requested by the Company, the transferring Principal Stockholder provides the Company with a legal opinion reasonably satisfactory to the Company to that effect. In connection with any such assignment of registration rights and related obligations, the Principal Stockholders hereby agree that: (i) the Company shall be entitled to rely solely and conclusively upon elections, notices, waivers and other instructions given by Foster Management Company, Inc. ("Foster") with regard to such Registrable Securities without reference to any instructions given by such a distributee; (ii) the Company shall be obligated to provide notices with regard to such Registrable Securities only to Foster and shall not be required to provide notice in any circumstance to such distributees; (iii) the Principal Stockholders will indemnify and hold harmless the Company from any claim, loss, liability or damage asserted by such a distributee with regard to this Agreement and the registration rights and related obligations created hereby; and (iv) prior to such assignment, the Principal Stockholders will cause Foster to obtain a power of attorney and agreement from each distributee (x) granting the power to act for the distributee in accordance with the preceding clauses to Foster, and (y) agreeing to the terms of this Section 7.

         Upon any such transfer accomplished in accordance with this Section 7, such transferee shall be deemed to be included within the definition of a "Holder" for purposes of this Agreement with the rights and obligations set forth herein, and any such Holder to which registration rights are assigned in accordance with the prior paragraph accepts and agrees to such provisions. The relevant Holder as the case may be, shall notify the Company at the time of such transfer.


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          8. MISCELLANEOUS.

             (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

          If to the Company:

             Monarch Dental Corporation
             4201 Spring Valley Road, Suite 320
             Dallas, TX  75244
             Attention:  Chief Executive Officer
             Telecopy No.: (972) 458-0934

          With a copy to:

             Goodwin, Procter & Hoar  LLP
             Exchange Place
             Boston, MA 02109
             Attention: John R. LeClaire, P.C.
             Telecopy No: (617) 570-8150

          If to a Holder:

             At such Person's address for notice as set forth on Exhibit A hereto or the letter of transmittal submitted by such Holder.

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other parties (except that a Holder shall not be required to give notice of a change of address to the other Holders) complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

             (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.


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             (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.



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         IN WITNESS WHEREOF, the parties hereto have caused this Registration
Rights Agreement to be duly executed as of the date first set forth above.


                                  THE COMPANY:

                                  MONARCH DENTAL CORPORATION



                                  By:/s/ GARY W. CAGE
                                     ----------------------------
                                     Name: Gary W. Cage
                                     Title: Chief Executive Officer

                                  BUSINESS DEVELOPMENT CAPITAL LIMITED
                                  PARTNERSHIP-III

                                  By: BDC-III Partners, its general partner



                                  By:  /s/ STEPHEN F. NAGY
                                     ----------------------------

                                  ABBINGDON VENTURE PARTNERS LIMITED
                                  PARTNERSHIP

                                  By: BDC-III Partners, its general partner



                                  By:  /s/ STEPHEN F. NAGY
                                     -----------------------------

                                  ABBINGDON VENTURE PARTNERS LIMITED
                                  PARTNERSHIP-II

                                  By: Abbingdon-II Partners, its general partner



                                  By:  /s/ STEPHEN F. NAGY
                                     ------------------------------


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                                  ABBINGDON VENTURE PARTNERS LIMITED
                                  PARTNERSHIP-III

                                  By: Abbingdon-II Partners, its general partner



                                  By: /s/ STEPHEN F. NAGY
                                     --------------------------------



                                  MANAGEMENT STOCKHOLDERS:

                                  /s/ STATHIS ANDRIS
                                  -----------------------------------
                                  Stathis Andris


                                  /s/ COLIN C. BLAYDON
                                  -----------------------------------
                                  Colin C. Blaydon


                                  /s/ JOSEPH J. FRANK
                                  -----------------------------------
                                  Joseph J. Frank


                                  /s/ W. GARY LIDDICK
                                  -----------------------------------
                                  W. Gary Liddick


                                  /s/ ROBERT K. MEHLMAN
                                  -----------------------------------
                                  Robert K. Mehlman


                                  /s/ STEPHEN E. O'NEIL
                                  -----------------------------------
                                  Stephen E. O'Neil


                                  /s/ JEANNE MARIE WELSKO
                                  -----------------------------------
                                  Jeanne Marie Welsko